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                                  EXHIBIT 23

                  Consent of Silver, Freedman & Taff, L.L.P.
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         [LETTERHEAD OF SILVER, FREEDMAN & TAFF, L.L.P. APPEARS HERE]


                                 May 17, 1996



Board of Directors
ITLA Capital Corporation
7979 Ivanhoe Avenue
La Jolla, California  92037

Gentlemen:

     We consent to the use of our opinions, to the incorporation by reference of such opinions as exhibits to the Form S-4 and to the reference to our firm and our opinions under the heading "Legal Opinion" in the Registration Statement on Form S-4 filed by ITLA Capital Corporation and all amendments thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                      /s/ Silver, Freedman & Taff, L.L.P.

                                      SILVER, FREEDMAN & TAFF, L.L.P.